UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 4, 2009
(Date of report; date of
earliest event reported)

Commission file number: 0-51438

RESIDENTIAL CAPITAL, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-1770738 (I.R.S. Employer Identification No.)

One Meridian Crossings
Minneapolis, Minnesota
55423

(Address of principal executive offices)
(Zip Code)
(952) 857-8700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, Residential Capital, LLC (“ResCap”) and certain of its subsidiaries are parties to various secured revolving credit facilities with GMAC Inc. (formerly GMAC LLC) (“GMAC”).  Certain of these facilities are described below.

•
On April 18, 2008, Residential Funding Company, LLC (“RFC”) and GMAC Mortgage, LLC (“GMACM”) (each of which are subsidiaries of ResCap), entered into a Loan and Security Agreement with GMAC, as lender, to provide RFC and GMACM with a revolving secured credit facility, which is secured by RFC’s and GMACM’s servicing rights and related contractual rights under certain pooling and servicing agreements and loan servicing agreements with respect to pools of mortgage loans and home equity lines of credit (the “MSR Facility”);

•
On November 20, 2008, two indirect subsidiaries of ResCap, Passive Asset Transactions, LLC (“PATI”) and RFC Asset Holdings II, LLC (“RAHI”) entered into a loan agreement for a revolving secured credit facility (the “November Facility”) with RFC, GMACM and ResCap as guarantors and GMAC as lender agent and initial lender, which is secured by a pledge by RFC of its receivables under certain warehouse loans it has made to third-party lenders and pledges by PATI and RAHI of equity in certain subsidiaries and certain other assets, and a pledge by RFC and GMACM of certain mortgage loans and installment contracts secured by properties located in the United States.

•
On June 1, 2009, PATI and RAHI entered into a second credit agreement for a revolving secured credit facility (the “June Facility”) with RFC, GMACM and ResCap as guarantors and GMAC as lender agent and initial lender, which is secured by a pledge by RFC of equity in certain subsidiaries and its receivables under certain warehouse loans it has made to third-party lenders, pledges by PATI and RAHI of equity in certain subsidiaries and certain other assets, and  a pledge by RFC and GMACM of certain mortgage loans and installment contracts secured by properties located in the United States.

On July 31, 2009, the loan repayment dates for each of the MSR Facility,  the November Facility and the June Facility were extended from July 31, 2009 to September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDENTIAL CAPITAL, LLC
(Registrant)

Dated: August 4, 2009	/s/ James N. Young
James N. Young
Chief Financial Officer